Exhibit 10.6
FIRST AMENDMENT
TO
OMNIBUS AGREEMENT
This First Amendment to Omnibus Agreement (this “Amendment”) is dated as of April 1, 2006 and entered into by and among Duke Energy Field Services, LLC, a Delaware limited liability Company (“DEFS”), DCP Midstream GP, LLC, a Delaware limited liability company (“DCP LLC”), DCP Midstream GP, LP, a Delaware limited partnership (the “General Partner”), DCP Midstream Partners, LP, a Delaware limited partnership (the “MLP”), and DCP Midstream Operating, LP (the “OLP”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties”.
RECITALS
A.	The Parties entered into that certain Omnibus Agreement dated as of December 7, 2005 (the “Agreement”) (capitalized terms used but not defined herein shall have the meaning given thereto in the Agreement).

B.	The Parties desire to amend Section 3.3(a) of the Agreement in order to properly reflect their intention that certain general and administrative expenses are fixed.
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledge, the Parties hereby agree as follows:
1.	Agreement Amendment. The Agreement is hereby amended by deleting the first sentence of Section 3.3(a) thereof and replacing it with the following:

“The amount for which DEFS shall be entitled to reimbursement from the Partnership Group pursuant to Section 3.1(b) for general and administrative expenses shall equal $4.8 million in the aggregate during the first year following the date of this Agreement (the “G&A Expenses Limit”).”

2.	Acknowledgement. Except as amended hereby, the Agreement shall remain in full force and effect as previously executed, and the Parties hereby ratify the Agreement as amended hereby.

3.	Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered (including by facsimile) to the other Parties.

EACH OF THE UNDERSIGNED, intending to be legally bound, has caused this Amendment to be duly executed and delivered to be effective as of April 1, 2006, regardless of the actual date of execution of this Amendment.

DUKE ENERGY FIELD SERVICES, LLC

By: /s/ Brent L. Backes

Name:	Brent L. Backes
Title:	Vice President, General Counsel and Secretary

DCP MIDSTREAM GP, LLC

By: /s/ Michael J. Bradley

Name:	Michael J. Bradley
Title:	President and Chief Executive Officer

DCP MIDSTREAM GP, LP
By: DCP MIDSTREAM GP, LLC, its general partner

By: /s/ Michael J. Bradley

Name:	Michael J. Bradley
Title:	President and Chief Executive Officer

DCP MIDSTREAM PARTNERS, LP
By: DCP MIDSTREAM GP, LP, its general partner
By: DCP MIDSTREAM GP, LLC, its general partner

By: /s/ Michael J. Bradley

Name:	Michael J. Bradley
Title:	President and Chief Executive Officer

DCP MIDSTREAM OPERATING, LP

By: /s/ Michael J. Bradley

Name:	Michael J. Bradley
Title:	President and Chief Executive Officer